UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Mobile Global Esports, Inc.

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Mobile Global Esports Announces Adjournment of Annual Meeting of Stockholders until March 25, 2024

WESTPORT, CT and MUMBAI, INDIA / ACCESSWIRE / March 11, 2024 / Mobile Global Esports Inc.(“MOGO” or the “Company”) (NASDAQ:MGAM), India’s leading esports organization,, today announced that its 2022 Annual Meeting of Stockholders (“Annual Meeting”), scheduled for Monday, March 11, 2024, was convened and adjourned, without any business being conducted, due to lack of the requisite quorum. The Annual Meeting has been adjourned to 9:00 AM local time on March 25, 2024 at Sheppard Mullin Richter & Hampton LLP located at 30 Rockefeller Plaza, New York, NY 10112, to allow additional time for stockholders to vote on the proposals set forth in Mobile Global’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on February 13, 2024.

The record date for the Annual Meeting remains February 8, 2024. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Company stockholders as of the February 8, 2024 record date can vote, even if they have subsequently sold their shares. The Company’s board of directors and management respectfully request all such holders as of the record date to please vote your proxies as soon as possible.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company strongly advises all of its stockholders to read the proxy statement and other proxy materials relating to the Annual Meeting because they contain important information. Such proxy materials are available at no charge on the Securities and Exchange Commission’s website at www.sec.gov.

About MOGO

MOGO is an up-and-coming global esports company operating in India, the world’s largest, fastest growing, and open digital market. By drawing on its unmatched network of gaming and university partners across the Indian subcontinent, MOGO convenes a wide variety of competitive, collegiate-level esports tournaments across India and delivers outsized value to gamers, colleges, distributors, brands, and the wider esports ecosystem. In this way, MOGO not only creates business value, but also makes college sports newly accessible to many thousands of Indians, thereby advancing the wider India growth story.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements in this release, which are subject to risks and uncertainties, include statements regarding the expected use of proceeds. These statements are based on our management’s expectations, beliefs and assumptions concerning future events, which in turn are based on currently available information. These expectations, beliefs and assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations, beliefs and assumptions may prove to be incorrect.

Contacts

Jamie Frawley
Investor Relations
investors@mogoesports.com